UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2017

Triumph Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-36722	20-0477066
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12700 Park Central Drive, Suite 1700
Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

(214) 365-6900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 1.01	Entry into a Material Definitive Agreement.

On July 27, 2017, Triumph Bancorp, Inc., a Texas corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Stephens Inc. and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters named in Schedule A thereto (together, the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters 2,200,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $27.50 per share of Common Stock, upon the terms and subject to the conditions set forth in the Underwriting Agreement (the “Base Offering”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters an option, exercisable in whole or in part for 30 days, to purchase up to an additional 330,000 shares of Common Stock (together with the Base Offering, the “Offering”). On July 27, 2017, the Underwriters exercised this option to purchase additional shares in full.

The Company estimates that net proceeds from the Offering, including the exercise in full of the Underwriters’ option to purchase additional shares and after deducting the underwriting discount and estimated offering expenses payable by the Company, will be approximately $65.6 million.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On August 1, 2017, the Company closed its public offering of 2,530,000 shares of Common Stock pursuant to the Underwriting Agreement, including 330,000 shares purchased by the Underwriters pursuant to the exercise in full of their option to purchase additional shares. The Common Stock has been registered under the Securities Act by a registration statement on Form S-3 (File No. 333-213169) (the “Registration Statement”). In connection with the Offering, the legal opinion as to the legality of the Common Stock is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

On August 1, 2017, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 27, 2017 by and among Triumph Bancorp, Inc., Stephens Inc. and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters.

5.1	Opinion of Adam D. Nelson, Executive Vice President and General Counsel of the Company, regarding legality of the Common Stock.

23.1	Consent of Adam D. Nelson, Executive Vice President and General Counsel of the Company (included in Exhibit 5.1 of this Current Report on Form 8-K).

99.1	Press Release, dated August 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRIUMPH BANCORP, INC.

Date: August 1, 2017	By:	/s/ Adam D. Nelson
	Name:	Adam D. Nelson
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 27, 2017 by and among Triumph Bancorp, Inc., Stephens Inc. and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters.

5.1	Opinion of Adam D. Nelson, Executive Vice President and General Counsel of the Company, regarding legality of the Common Stock.

23.1	Consent of Adam D. Nelson, Executive Vice President and General Counsel of the Company (included in Exhibit 5.1 of this Current Report on Form 8-K).

99.1	Press Release, dated August 1, 2017.